Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Splinternet Holdings, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 1, 2007 on the financial statements of Splinternet Holdings, Inc.  for the year ended December 31, 2006 which appears in the Annual Report on Form 10-KSB of Splinternet Holdings, Inc. for the year ended December 31, 2007.

/s/ Goldstein Golub Kessler LLP

New York, New York
January 22, 2009